Exhibit 10.1

DEBT FORGIVENESS AGREEMENT

This Debt Forgiveness Agreement ("Agreement"), entered into effective February 10, 2009, by and between Rub Music Enterprises, Inc., a Nevada corporation ("Borrower") and Ben Carson, an individual ("Lender"), in reference to the following:

WHEREAS, Borrower is indebted to Lender for an amount equal to $21,775.47 (the "Debt");

WHEREAS, subject to certain conditions contained herein, Lender has determined to forgive the Debt in its entirety in exchange for 100% of Rub Music Library, Inc.; and

WHEREAS, Borrower has determined that the forgiveness of the Debt in exchange for 100% of Rub Music Library, Inc. is in the best interest of Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency are hereby acknowledged, the parties agree as follows:

1. Debt Forgiveness.  Borrower hereby transfers all interest in Rub Music Library, Inc. to Lender and Lender hereby forgives the Debt in its entirety.

2. Representations and Warranties of Lender. Lender hereby represents and warrants to Borrower as follows:

a.

Organization and Standing. Lender is an individual and legal adult citizen of the State of Utah.

b.

Authority. Lender has full legal capacity and authority to enter into this Agreement and to perform the transactions contemplated herein. This Agreement is the legal, valid and binding obligation of Lender and is enforceable in accordance with its terms.

c.

Litigation. There are no legal actions, suits, arbitration or other legal or administrative proceedings or governmental investigations pending or contemplated which would prevent the enforcement of this Agreement.

3. Representations and Warranties of Borrower. Borrower hereby represents and warrants to Lender as follows:

a.

Organization and Standing. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada.

b.

Corporate Authority. Borrower has all the required corporate power and authority to enter into this Agreement and to perform the transactions contemplated herein. The execution and delivery by Borrower of this Agreement and the consummation of all transactions contemplated herein have been duly and validly authorized. This Agreement is the legal, valid and binding obligation of Borrower enforceable in accordance with its terms.

4. Survival of Representations and Warranties. All representations and warranties of each party shall survive after the conclusion of this Agreement.

5. General Release. Borrower and its affiliates, officers, directors, employees, agents, successors and assigns also release, discharge and forever acquit the Lender and its affiliates from any and all Claims.

6. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Nevada, United States of America.

7. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated herein, and may be amended or modified only by an instrument in writing signed by the parties hereto.

IN WITNESS HEREOF, the parties hereto have executed this Agreement on the day and year first written above.

LENDER:

By:	/s/ Ben Carson
Name:	Ben Carson, an Individual

BORROWER:

RUB MUSIC ENTERPRISES, INC.

By:	/s/ Cornelius A. Hofman
Name:	Cornelius A. Hofman, President

2